Exhibit 4.1

                     CONVERTIBLE PREFERRED STOCK AND WARRANT

                               PURCHASE AGREEMENT

         THIS CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of ________ by and between NuWay Medical, Inc., a Delaware corporation (the "Company"), and _____________________ (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company NuWay Medical, Inc. shares of the Company's Convertible Preferred Stock (the "Convertible Preferred Stock") at a price of $.50 per share, with one Warrant per share purchased; said Warrant(s) shall be exercisable at .20 cents per Warrant, no sooner than six (6) months from the date of issuance expiring at the end of Three (3) years and callable by the Company if it's Common Stock trades at or above .35 cents for ten consecutive trading days. Subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

Section 1. Sale and Issuance of Convertible Preferred Stock.


         Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance (the "Issuance") to Purchaser of the Convertible Preferred Stock. At the Closing (as defined in Section 2.1), the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, the Convertible Preferred Stock at a purchase price of $.50 per share, to include One Warrant for each share purchased, exercisable at $ .20 cents with six month piggy-back registration rights. The Warrant will be exercisable for a term of Three (3) years, at which point the Warrant may be extended or called in by the Company. The holders of the Preferred shall have the right to convert the Preferred, at the option of the holder, after sic months into shares of Common Stock of the Company, at the rate of one share of Preferred for each share of Common Stock subject to proportional adjustments made for capital reorganizations, stock splits, reclassifications, etc. The Convertible Preferred Stock and the Warrants are being offered separately and not as units, and each is separately transferable The total purchase price is $.50 PER SHARE MULTIPLIED BY THE NUMBER OF SHARES PURCHASED (the "Purchase Price"), subject to the terms and conditions of this Agreement.

Section 2. The Closing.

         2.1 The Closing.

         The closing of the Issuance to Purchaser (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the offices of the Company.

         2.2 Actions at the Closing.

         (a) At the Closing, or within Ninety (90) days, the Company shall deliver to Purchaser a stock certificate representing the Convertible Preferred Stock. In addition, The Company will issues applicable Warrant certificates. In the absence of the issuance of any certificate due, this agreement shall serve as evidence of ownership.

         (b) At the Closing, Seller shall execute and deliver to the Company payment equal to Fifty Cents ($.50) per share multiplied by the number of shares purchased in cash.

         (c) Schedule A attached ("Schedule A"), describes the amount of investment by purchaser, as may be amended from time to time.

Section 3. Representations and Warranties of the Company.

         The Company hereby represents and warrants to Purchaser as follows:

         3.1 Organization.

         The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

         3.2 Authorization of Agreement, Etc.

         The execution, delivery and performance by the Company of this Agreement, and all other documents or instruments contemplated hereby or thereby have been duly authorized by all requisite corporate action by the Company; and this Agreement has been duly executed and delivered by the Company. Each of the Documents when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.3 Capitalization.

                  The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, of which approximately 23,000,000 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, none of which are issued or outstanding.

Section 4. Representations and Warranties of Purchaser.

         Purchaser hereby represents and warrants to the Company as follows:

         4.1 Authorization of the Documents.

         Purchaser  has  all  requisite   power  and  authority   (corporate  or
otherwise) to execute, deliver and perform this Agreement, and each other document or instrument contemplated hereby or thereby and the transactions contemplated thereby, and the execution, delivery and performance by Purchaser of the Documents have been duly authorized by all requisite action by Purchaser and each such Document, when executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.2 Not an Affiliate; No Prior Investment.

         Purchaser is neither an officer, director nor "affiliate" (as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the
"Securities Act"). Neither Purchaser nor any of its affiliates owned in the aggregate five percent (5%) or greater percentage of Company common stock at or prior to the Closing Date.

         4.3  Investment  Intent.  This  Agreement  is made  with  Purchaser  in reliance upon Purchaser's representations to the Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Convertible Preferred Stock for investment for Purchaser's own accounts, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         4.4 Convertible Preferred Stock Not Registered. Purchaser understands and acknowledges that the offering of Convertible Preferred Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance upon such exemption is predicated upon Purchaser's representations set forth in this Agreement. Purchaser understands and acknowledges that the Convertible Preferred Stock must be held indefinitely unless the Convertible Preferred Stock is subsequently registered under the Securities Act or an exemption from such registration is available.(See section
1. Sale and Issuance of Convertible Preferred Stock).

         4.5 Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's prospective investment in the Common Stock; (ii) has the ability to bear the economic risk of Purchaser's prospective investment;
(iii) has been furnished with and has had access to such information as Purchaser has considered necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by Purchaser satisfactorily answered by the Company; and (v) has not been offered the Convertible Preferred Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

         4.6 Not Organized to Purchase. Purchaser has not been organized for the purpose of purchasing the Convertible Preferred Stock. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4.7 Holding Requirements. Purchaser understands that if the Company does not have a registration statement covering the Convertible Preferred Stock under the Securities Act in effect when Purchaser decides to sell the Convertible Preferred Stock, Purchaser may be required to hold the Convertible Preferred Stock subject to piggy-back registration rights. Purchaser also understands that any sale of the Convertible Preferred Stock that might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

         4.8 Legend. Purchaser understands that each certificate representing the Convertible Preferred Stock shall be stamped or otherwise imprinted with a legend in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (B) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND UNDER THE SECURITIES LAW OF ANY STATE AND UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT ANY SUCH SALE IS IN COMPLIANCE WITH, OR NOT SUBJECT TO, THE ACT AND STATE SECURITIES LAWS."

         Where applicable, the Company shall remove such legend so as to facilitate the sale of such shares, if and to the extent applicable, pursuant to Rule 144 under the Act, provided (in the case of Rule 144 sales) that if Purchaser requests such removal, the Company shall have provided such documentation as the Company and its transfer agent shall reasonably require in connection therewith.

Section 5. Indemnification.

         Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

         (i) Any breach of or inaccuracy in Purchaser's representations, warranties or agreements herein;

         (ii) Any action, suit or proceeding based on a claim that any of Purchaser's representations and warranties were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Securities Act.

         Registration Rights.

Section 6. The Purchaser in this offering will be granted the following "piggy-back" registration rights:


         (a) Whenever the Company shall propose to file a registration statement under the Securities Act on a form which permits the inclusion of the Shares for resale (the "Registration Statement"), it will give written notice to each Purchaser in this offering at least fifteen (15) business days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file the Registration Statement and the intended method of distribution in connection therewith, and advising the holder of the Shares (the "Shareholder") of his right to have any or all of the Shares then held by him included among the securities to be covered by such registration statement (the "Piggy-Back Rights").



         (b) Subject to Section (d) and Section (e) hereof, in the event that the Shareholder has and shall elect to utilize the Piggy-Back Rights, the Company shall include in the Registration Statement the number of the Shares identified by the Shareholder in a written request (the "Piggy-Back Request") given to the Company not later than ten (10) Business Days prior to the proposed filing date of the Registration Statement. The Shares identified in the Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other shares of Common Stock included in the Registration Statement.



         (c) Notwithstanding anything in this Agreement to the contrary, the Shareholder shall not have Piggy-Back Rights with respect to (i) a registration statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto, (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company, (iii) a registration statement filed in connection with an offering by the Company of securities convertible into or exchangeable for Common Stock, and (iv) a registration statement filed in connection with private placement of securities of the Company (whether for cash or in connection with an acquisition by the Company or one of its subsidiaries).



         (d) If the lead managing underwriter selected by the Company for an underwritten offering for which Piggy-Back Rights are requested determines that marketing or other factors require a limitation on the number of shares of Common Stock to be offered and sold in such offering, then (i) such underwriter shall provide written notice thereof to each of the Company and the
Shareholders, and (ii) there shall be included in the offering, first, all shares of Common Stock proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriter as aforesaid) and, second, only that number of Shares requested to be included in the Registration Statement by the Shareholder that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, without limitation, adversely affect the pricing of) the offering of all the shares of Common Stock that the Company desires to sell for its own account.



         (e) Nothing contained in this Section shall create any liability on the part of the Company to the Shareholder if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that the Shareholder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.



         (f) As a condition to providing Piggy-Back Rights, the Company may require each Shareholder to furnish to the Company in writing such information regarding the proposed distribution by such Shareholder as the Company may from time to time reasonably request.



         (g) Except as set forth below, the Company shall bear all expenses of the Registration Statement. Each Shareholder will be individually responsible for payment of his own legal fees (if the selling security holder retains legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder.



Section 7. Successors and Assigns.

         This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.

Section 8. Final Agreement; Entire Agreement.

         This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement are the final agreements between the parties and contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, written and oral, signed or unsigned, among the parties with respect thereto.

Section 9. Notices.

         All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Company, to:

                                    NuWay Medical, Inc.
                                    23461 South Pointe Dr. suite 200
                                    Laguna Hills, CA. 92653
                                    Attention: Dennis Calvert

                  if to the Purchaser, to:

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------


or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 10. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 10. Amendments.

         This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and Purchaser.

Section 11. Governing Law; Waiver of Jury Trial.

         All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing,  the  internal  law of the  State  of  California  will  control  the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO

WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 12. Submission to Jurisdiction.

         Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 13. Severability.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section  14.   Independence  of  Agreements,   Covenants,   Representations  and
Warranties.

         All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules attached hereto are hereby made part of this Agreement in all respects.

Section 15. Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 16. Headings.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17. Preparation of Agreement.

         The Company prepared this Agreement solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.


                     (REST OF PAGE LEFT INTENTIONALLY BLANK)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Common Stock Purchase Agreement as of the date first written above.


                               COMPANY:

                                NUWAY MEDICAL, INC., a Delaware corporation


                               By:
                                  ----------------------------------------
                                  Name:  Dennis Calvert
                                  Title:  President


                               PURCHASER:

                               [name]


                               By:
                                  ----------------------------------------
                                  Name:
                                  Title: